UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 3, 2021

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 1, 2021, INDUS Realty Trust, Inc. (“INDUS” or the “Company”) entered into an agreement (the “Sale Agreement”) to sell the approximately 670 acres of land in Granby and East Granby, Connecticut that comprise the Connecticut Nursery Farm for proceeds of $10.3 million. The Connecticut Nursery Farm is currently under a lease, to a nursery operator, that is scheduled to expire on December 31, 2023. Under the terms of the Sale Agreement, INDUS expects to close on the disposition of the Connecticut Nursery Farm by the end of the 2021 fourth quarter.

Closing on the sale of the Connecticut Nursery Farm is subject to a number of contingencies including the satisfactory completion of due diligence by the buyer of the Connecticut Nursery Farm. There can be no guarantee that this transaction will be completed under its current terms, anticipated timeline, or at all.

A copy of the Company’s June 3, 2021 press release announcing the pending Charlotte Acquisition (as defined in Item 8.01 below) and the sale of the Connecticut Nursery Farm is attached hereto as Exhibit 99.1. The information contained and referenced in this Item 7.01, including the press release attached as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01	Other Events.

On June 3, 2021, INDUS entered into an agreement (the “Purchase Agreement”) to acquire, for a purchase price of $42.0 million, an approximately 50% leased, 395,000 square foot industrial/logistics building in Charlotte, North Carolina (the “Charlotte Acquisition”). INDUS expects that the purchase price will be funded using cash on hand. Under the terms of the Purchase Agreement, INDUS expects to close on the Charlotte Acquisition by the end of the 2021 second quarter.

Closing on the purchase of the Charlotte Acquisition is subject to a number of contingencies including the satisfactory completion of due diligence by INDUS. There can be no guarantee that this transaction will be completed under its current terms, anticipated timeline, or at all.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of the Charlotte Acquisition and the disposition of the Connecticut Nursery Farm. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the Securities and Exchange Commission on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s Press Release dated June 3, 2021 (attached hereto)
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Date: June 3, 2021		Executive Vice President and Chief Financial Officer